SEC
Judiciary Plaza
50 Fifth Street, NW
Washington, DC 20549

Attn: Document Control--EDGAR

SUBJECT: Corning Incorporated Current Report on Form 8-K

Gentlemen:

    Corning Incorporated ("Corning") is hereby filing, pursuant to the Securities Exchange Act of 1934, Corning's current Report on Form 8-K dated July 26, 1994.

    If you should have any questions or comments concerning this filing, please call me at 607/974-8242 or contact me through CompuServe at user ID 72741,206.

                                 Very truly yours,


                                 /s/ Kathy A. Asbeck
                                     Kathy A. Asbeck
                                     Assistant Controller

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      --------


                                      FORM 8-K


                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


          Date of Report: (Date of earliest event reported): July 26, 1994


                                CORNING INCORPORATED
                 (Exact Name of Registrant as Specified in Charter)


          New York                1-3247           16-0393470
(State or Other Jurisdiction    (Commission      (I.R.S. Employer
       of Incorporation)        File Number)    Identification No.)


  One Riverfront Plaza, Corning, New York                 14831
  (Address of principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code: (607) 974-9000

Item 5. Other Events

In connection with the public offering by Corning Incorporated of $100 million principal amount of 7.625% Debentures due August 1, 2024, Corning is filing herewith Corning's Unaudited Pro Forma Combined Financial Information as of and for the twenty-four weeks ended June 19, 1994.




Item 8. Pro Forma Financial Information:

Corning Incorporated

  Unaudited Pro Forma Combined Financial Information                   4

    Combined Statement of Income for the year ended January 2, 1994    5

    Combined Statement of Income for the twenty-four weeks ended
      June 19, 1994                                                    6

    Combined Balance Sheet as of June 19, 1994                         7

    Notes to Unaudited Pro Forma Combined Financial Information        8

                                     SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     CORNING INCORPORATED
                                     Registrant



                                     By: /s/ Kathy A. Asbeck
                                         Kathy A. Asbeck
                                         Assistant Controller

CORNING UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Combined Financial Information (the "Unaudited Pro Forma Information") is presented to reflect the estimated impact on Corning's Financial Statements of the Corning Transactions as follows:

* The acquisition of Nichols Institute ("Nichols") for an estimated 6.7 million Corning Common Shares and options to purchase approximately 1 million Corning Common Shares. The acquisition will be accounted for as a pooling of interests.

* The acquisition of Damon Corporation ("Damon") in August 1993, at a total purchase price of approximately $405 million, including acquisition expenses. The transaction has been accounted for as a purchase.

* The acquisition of Costar Corporation ("Costar") in September 1993, the transaction with Unilab Corporation ("Unilab") in November 1993,and other acquisitions completed in 1993 (collectively, the "Other 1993 Transactions") which individually and in the aggregate are not significant. The Costar merger and the Unilab transaction are described in Notes 4 and 5, respectively.

* The acquisition of the optical-fiber and optical-cable businesses of Northern Telecom Limited ("NTL") by Corning and Siecor Corporation ("Siecor") for $131 million in February 1994, the Vitro, S.A. ("Vitro") transaction completed in January 1994 and the merger with Maryland Medical Laboratory, Inc. ("Maryland Medical") for 4.5 million Corning Common Shares in June 1994 (collectively, the "Completed 1994 Acquisitions"). The NTL transaction has been accounted for as a purchase and the Maryland Medical transaction will be accounted for as a pooling of interests. The Vitro transaction is described in Note 6.

The NTL and Vitro transactions were financed by the issuance of
8.0 million Corning Common Shares in February 1994.

* The issuance (the "MIPS Offering") by Corning Delaware L.P. ("Corning Delaware") of $373.8 million aggregate principal amount of Convertible Monthly Income Preferred Securities (the "Preferred Securities") completed in July 1994 and the expected use of the net proceeds thereof by Corning to retire the indebtedness incurred in connection with the Damon transaction.

The Unaudited Pro Forma Combined Statements of Income for the year ended January 2, 1994, and the twenty-four weeks ended June 19, 1994, assume that the Corning Transactions had been completed on January 4, 1993. The Unaudited Pro Forma Combined Balance Sheet at June 19, 1994, assumes that the Corning Transactions had been completed by that date. Corning's consolidated financial statements for periods prior to the pooling of interests transactions will not be restated since the acquisitions are not material to Corning's financial position or results of operations.

The Unaudited Pro Forma Information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any synergies anticipated by Corning's management as a result of these acquisitions. The Unaudited Pro Forma Information is not necessarily indicative of the results of operations or financial position which would have been achieved had the Corning Transactions been completed as of the beginning of the earliest period presented, nor is it necessarily indicative of Corning's future results of operations or financial position.

Corning has completed or has pending several business dispositions in 1994 which individually and in the aggregate are not significant to Corning's consolidated financial statements. As such, pro forma data on these transactions are not presented.

The Unaudited Pro Forma Information should be read in conjunction with the historical financial statements of Corning and Damon. Damon's historical financial statements are included in Corning's Current Reports in Form 8-K dated August 4, 1993 and August 13, 1993.

                                  CORNING
               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                          YEAR ENDED JANUARY 2, 1994
(In millions, except per share amounts)
                                                                                                             Pro Forma
                                                                                     Completed
                                                                    Other 1993         1994
                             Corning      Nichols       Damon      Transactions    Acquisitions    Adjustments          As
                               (1)          (2)          (3)            (4)             (5)            (6)         Adjusted (7)
Revenues
Net sales                     $4,004.8       $279.6       $199.9         $146.1          $168.5                        $ 4,798.9
Royalty, interest and
  dividend income                 29.9                                                                                      29.9
 Non-operating gains               4.2                                                                                       4.2
                               4,038.9        279.6        199.9          146.1           168.5                          4,833.0
Deductions
Cost of sales                  2,597.0        175.3        129.4          105.4           128.2         $  14.3 (a)     3,149.6
Selling, general and
  administrative
  expenses                       774.0         75.2         58.1           23.1            32.0                            962.4
Research and development
  expenses                       173.1          4.2                         2.2             1.8                            181.3
Provision for
  restructuring and
  other special charges          207.0         16.0                                                       (48.5)(b)       174.5
Interest expense                  88.2         11.7          5.6            3.6             1.5            14.2 (c)
                                                                                                          (17.9)(d)       106.9
Other, net                        42.9          2.6          1.0            0.6            (0.2)           (1.0)(e)         45.9
Income (loss) before
  taxes on income                156.7         (5.4)         5.8           11.2             5.2           38.9            212.4
Tax provision (benefit)           35.3         (1.0)         2.1            3.9             1.0            18.2 (f)        59.5
Income (loss) before
  minority interest and
  equity earnings                121.4         (4.4)         3.7            7.3             4.2           20.7            152.9
Minority interest in
  earnings of
  subsidiaries                   (16.6)                     (2.2)                         (15.1)            0.8 (g)        (33.1)

Dividends on convertible
  preferred securities
  of subsidiary                                                                                           (14.6)(h)        (14.6)

Equity in earnings
  (loss) of associated
  companies                     (120.0)                                                    19.0                           (101.0)

Net Income (Loss)             $  (15.2)      $ (4.4)      $  1.5         $  7.3          $  8.1         $  6.9         $    4.2
Weighted Average Shares
  Outstanding                  191.963                                                                   23.525 (i)      215.488
Earnings Per Common
  Share:
Net Income (Loss)             $  (0.09)                                                                                $   0.01

(1) Represents the historical results of operations of Corning for the year ended January 2, 1994.
(2) Represents the historical results of operations of Nichols for the year ended December 31, 1993.
(3) Represents the historical results of operations of Damon for the seven months ended July 31, 1993.
(4) Represents the historical results of operations of the businesses involved in the Other 1993 Transactions through the respective acquisition dates.
(5) Represents the historical results of operations of the businesses involved in the Completed 1994 Acquisitions for the year ended January 2, 1994.
(6) See Note 2 to the Unaudited Pro Forma Information--Statement of Income.
(7) Reflects the results of operations of Corning on a pro forma basis assuming the Corning Transactions had been completed on January 4, 1993.

                                  CORNING
               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                    TWENTY-FOUR WEEKS ENDED JUNE 19, 1994
                   (In millions, except per share amounts)

                                                                                                      Pro Forma
                                                                           Completed
                                                                              1994
                                                 Corning      Nichols    Acquisitions      Adjustments             As
                                                   (1)          (2)           (3)             (4)             Adjusted (5)
Revenues
Net sales                                     $2,054.6         $137.9          $49.4                             $2,241.9
Royalty, interest and dividend income             11.2                                                               11.2
                                               2,065.8          137.9           49.4                              2,253.1
Deductions
Cost of sales                                  1,318.2           91.1           32.4             $ 1.3   (a)      1,443.0
Selling, general and administrative expenses     388.0           37.5           16.1                                441.6
Research and development expenses                 79.3            2.0            0.5                                 81.8
Provision for restructuring and other
  special charges                                                17.8                                                17.8
Interest expense                                  51.7            5.4            0.7              (5.8  )  (d)       52.0
Other, net                                         8.8            1.3           (0.2 )                                9.9
Income (loss) before taxes on income             219.8          (17.2 )         (0.1 )             4.5              207.0
Tax provision (benefit)                           83.0           (5.5 )         (0.1 )             1.8   (f)         79.2
Income (loss) before minority interest and
  equity earnings                                136.8          (11.7 )          0.0               2.7              127.8
Minority interest in earnings of
  subsidiaries                                   (17.9   )                      (0.3 )            (0.1  )(g)        (18.3   )
Dividends on convertible preferred
  securities of subsidiary                                                                        (6.7  )(h)         (6.7   )
Equity in earnings of associated companies        50.5                                                               50.5
Net Income (Loss)                             $  169.4         $(11.7 )        $(0.3 )           $(4.1  )        $  153.3
Weighted Average Shares Outstanding              204.286                                          12.234 (i)        216.520
Earnings Per Common Share:
Net Income                                    $    0.82                                                          $    0.70

(1) Represents the historical results of operations of Corning for the twenty-four weeks ended June 19, 1994.
(2) Represents the historical results of operations of Nichols for the six months ended March 31, 1994.
(3) Represents the historical results of operations of the businesses involved in the Completed 1994 Acquisitions through the earlier of June 19, 1994, or the respective acquisition dates.
(4) See Note 2 to the Unaudited Pro Forma Information--Statement of Income.
(5) Reflects the results of operations of Corning on a pro forma basis assuming the Corning Transactions had been completed on January 4, 1993.

                                   CORNING
           UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                                June 19, 1994
(In millions)

                                                                                   Pro Forma
                                             Corning       Nichols                         As Adjusted
                                               (1)           (2)        Adjustments(3)         (4)
Assets
Current Assets
  Cash and short-term investments            $  121.0         $ 13.5                          $   134.5
  Receivables, net                              845.6           55.6                              901.2
  Inventories                                   408.7           11.2                              419.9
  Deferred taxes on income and other
    current assets                              224.3            9.8                              234.1
  Total Current Assets                        1,599.6           90.1                            1,689.7
Investments                                     676.6                                             676.6
Plant and Equipment, net                      1,797.5           88.6                            1,886.1
Goodwill and Intangibles, net                 1,217.1           65.1                            1,282.2
Other Assets                                    330.3            3.6                              333.9
                                             $5,621.1         $247.4                          $ 5,868.5
Liabilities and Stockholders' Equity
Current Liabilities
  Loans payable                              $  238.5         $ 64.9                          $   303.4
  Accounts payable                              143.4           20.1                           163,5
  Other accrued liabilities                     681.8           22.8                              704.6
  Total Current Liabilities                   1,063.7          107.8                            1,171.5
Other Liabilities                               665.9           10.9                              676.8
Loans Payable Beyond One Year                 1,605.6           38.0           $(365.4)(j)      1,278.2
Minority Interest in Subsidiary
  Securities Companies                          186.2                                             186.2
Convertible Preferred Stock of
  Subsidiary                                                                     365.4 (j)        365.4
Convertible Preferred Stock                      25.0                                              25.0
Common Stockholders' Equity                   2,074.7           90.7                            2,165.4
                                             $5,621.1         $247.4                          $ 5,868.5

(1) Represents the historical financial position of Corning at June 19, 1994.
(2) Represents the historical financial position of Nichols at March 31, 1994.
(3) See Note 2 to Unaudited Pro Forma Information--Balance Sheet.
(4) Reflects the financial position of Corning on a pro forma basis assuming the Corning Transactions had been completed by June 19, 1994.

                                      CORNING
         Notes to Unaudited Pro Forma Combined Financial Information

Note 1. -- Basis of Presentation:
The Unaudited Pro Forma Combined Statements of Income reflect Corning's results of operations for the year ended January 2, 1994, and the twenty-four weeks ended June 19, 1994, on a pro forma basis assuming the Corning Transactions had been completed as of January 4, 1993. The Unaudited Pro Forma Combined Balance Sheet at June 19, 1994, assumes that the Corning Transactions had been completed by that date.

Corning's management believes that the assumptions used in preparing the Unaudited Pro Forma Information provide a reasonable basis for presenting all of the significant effects of the Corning Transactions, that the pro forma adjustments give appropriate effect to those assumptions and that the pro forma adjustments are properly applied in the Unaudited Pro Forma Information.

Note 2. -- Pro Forma Adjustments:

Statement of Income
(a) The pro forma adjustment to cost of sales represents the increase in amortization of the excess of cost over fair value of tangible net assets acquired in the Damon transaction, the Other 1993 Transactions and the Completed 1994 Acquisitions of $6.5 million, $1.8 million, and $6.0 million, respectively, for the year ended January 2, 1994, and $1.3 million for the Completed 1994 Acquisitions for the twenty-four weeks ended June 19, 1994.

The excess of cost over fair value of tangible net assets acquired in the Damon transaction is $603 million. The excess of cost over fair value of tangible net assets acquired has been allocated to goodwill with a life of forty years. Management believes that fair value approximates book value for all tangible assets acquired in the Damon transaction.

Goodwill totaling $258 million and $190 million resulted from the Other 1993 Transactions and the Completed 1994 Acquisitions, respectively, and is being amortized over 25 to 40 years.

(b) The pro forma adjustment represents the elimination of one-time restructuring costs of $40.6 million related to closing MetPath facilities as a result of the integration of Damon and MetPath and $7.9 million of Costar transaction costs recorded in Corning's results for the year ended January 2, 1994.

(c) The pro forma adjustment to interest expense represents the interest on the debt incurred in connection with the Damon transaction and the Other 1993 Transactions of $11.9 million and $2.3 million, respectively, for the year ended January 2, 1994. The weighted average interest rate on the debt incurred in connection with the Damon transaction is 4.9% and on the Other 1993 Transactions ranges from 3.5% to 6.7%.

Corning financed the Damon acquisition and the refinancing of approximately $167 million of indebtedness of Damon under short-term financing agreements entered into with certain banks to effect this transaction. During the third quarter of 1993, Corning refinanced a portion of this short-term financing by issuing approximately $200 million of longer-term debt. During the fourth quarter of 1993, Corning extended the terms of the financing agreements to December 31, 1995. The pro forma adjustment to interest expense related to the Damon transaction is calculated as the weighted average of short-term and longer-term interest rates.

(d) The pro forma adjustment to interest expense reflects the decrease in interest expense assuming the issuance by Corning Delaware on January 4, 1993, of $373.8 million of Preferred Securities pursuant to the MIPS Offering (net of an estimated $8.4 million of underwriting commissions and expenses), and the expected use of the net proceeds thereof by Corning to retire the indebtedness incurred in connection with the Damon transaction.

(e) The pro forma adjustment represents the elimination of approximately $1 million of one-time costs incurred by Damon in connection with a terminated merger agreement with National Health Laboratories Incorporated which were charged to results of operations for the seven months ended July 31, 1993.

(f) The pro forma adjustment to tax expense represents the tax effect of the adjustments detailed in notes (a), (b), (c), (d) and (e) above. In addition, tax expense has been adjusted to provide taxes on the income of one of the Completed 1994 Acquisitions which was previously a Subchapter S corporation. These adjustments are calculated at Corning's historical effective tax rate.

(g) The pro forma adjustment to minority interest represents the applicable minority interest on the historical earnings and pro forma adjustments of the Other 1993 Transactions and the Completed 1994 Acquisitions.

(h) The pro forma adjustment to dividends on convertible preferred securities of subsidiary represents the after-tax dividends payable on the $373.8 million of Preferred Securities pursuant to the MIPS Offering.

(i) The pro forma adjustment to weighted average shares outstanding represents the issuance of 5.5 million shares to complete the Costar acquisition in September 1993, 12.5 million shares in conjunction with the Completed 1994 Acquisitions and an estimated 6.7 million shares to be issued in conjunction with the Nichols transaction.

The number of shares to be issued in the Nichols transaction is dependent on the price per Corning Common Share during a 10-day period prior to the date of the Nichols stockholders meeting to be held to approve the transaction. For purposes of this pro forma presentation, it is assumed that 6.7 million shares will be issued (based on a price of $33 per Corning Common Share and the current number of shares of Nichols Common Stock and options to purchase Nichols Common Stock outstanding).
Pursuant to the agreement with Nichols, the maximum number of Corning Common Shares which could be issued is approximately 9.7 million shares (assuming the maximum Exchange Ratio of 0.491 and exercise of all outstanding options). An increase in the number of shares to
9.7 million shares would not materially impact the pro forma earnings per share presented in the Unaudited Pro Forma Combined Statements of Income.

Balance Sheet
(j) The pro forma adjustment to loans payable beyond one year and preferred securities of subsidiaries assumes the issuance on June 19, 1994, of $373.8 million of Preferred Securities pursuant to the MIPS Offering (net of an estimated $8.4 million of underwriting commissions and expenses), and the expected use of the net proceeds thereof by Corning to retire the indebtedness incurred in connection with the Damon transaction.

Note 3. -- Earnings Per Share:
Earnings per common share are computed by dividing net income less preferred dividends on Corning's Series B Preferred Stock by the weighted average of common shares outstanding during each period. Preferred dividends amounted to $2.1 million and $1.0 million during the year ended January 2, 1994, and the twenty-four weeks ended June 19, 1994, respectively.

Note 4. -- Costar Merger:
In September 1993, Corning acquired all of the outstanding shares of common stock and options to purchase common stock of Costar for approximately 5.5 million Corning Common Shares and options to purchase approximately 300,000 Corning Common Shares. This acquisition has been accounted for as a pooling of interests. Corning's consolidated financial statements for periods prior to the acquisition have not been restated since the acquisition is not material to Corning's financial position or results of operations.

Note 5. -- Unilab Transaction:
Corning, through a wholly owned subsidiary, owned 43% of Unilab. In November 1993, Corning acquired 100 percent of certain Unilab facilities in exchange for a majority of the Unilab shares owned by Corning, the assumption of approximately $70 million of Unilab debt and Corning's investment in J.S. Pathology PLC ("J.S. Pathology"). Corning retained a 12% equity investment in Unilab.

Note 6. -- Vitro Transaction:
On January 2, 1992, Corning entered into an alliance with Vitro, by transferring 49% of its consumer-housewares businesses to Vitro, in exchange for 49% of Vitro's consumer-products businesses and approximately $137 million in cash. The alliance consisted of two jointly owned companies. Corning owned 51% of Corning Vitro Corporation ("Corning Vitro") and consolidated its financial statements and 49% of Vitro Corning, S.A. de C.V. ("Vitro Corning") and accounted for its investment under the equity method.

In December 1993, Vitro and Corning reached an agreement whereby, in two separate transactions, Vitro purchased in December 1993, the shares of capital stock of Vitro Corning owned by Corning and Corning purchased in February 1994 the shares of capital stock of Corning Vitro held by Vitro. The net cost to Corning of the two transactions was $131 million. Corning and Vitro are continuing their consumer products alliance through cross-distribution and supply agreements.